UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 14, 2016

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

(Exact name of registrant as specified in charter)

Nevada	000-26309	98-0200471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Commerce Street, Little River, South Carolina	29566
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 390-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

Issuance of Zero Coupon Secured Convertible Debentures

On July 14, 2016, Integrated Environmental Technologies, Ltd. (the “Company”) issued zero coupon secured convertible debentures to eight individual investors and one institutional investor (each a “Debenture” and collectively, the “Debentures”) in the aggregate principal amount of $670,577. In connection with the issuance of the Debentures, the Company issued warrants (the “Debenture Warrants”) to purchase an aggregate of 67,055,700 shares of its common stock, par value $.001 per share (“Common Stock”). The gross proceeds received in connection with this private placement were $603,500, which will be used for working capital purposes.

The Debentures have a one-year term maturing on July 14, 2017, contain an original issue discount of 10% and are secured by the Company’s assets. The entire principal amount of a Debenture is convertible at any time into shares of Common Stock at the option of the holder at a conversion price of $0.01 per share (the “Conversion Price”). If at any time subsequent to the issuance of the Debentures and prior to the conversion of the Debentures into shares of Common Stock, the Company closes on a financing involving the issuance of convertible debentures or shares of Common Stock with or at a per share conversion price or purchase price that is less than the Conversion Price (the “Subsequent Financing Per Share Price”), then the Conversion Price shall be reduced to seventy-five percent (75%) of the Subsequent Financing Per Share Price. The quoted market price of Common Stock on July 14, 2016 was $0.009 per share. An aggregate of 67,055,700 shares of Common Stock can be issued pursuant to the Debentures at the current conversion price of $0.01 per share.

The Debenture Warrants have a five-year term and provide the holders with the right to purchase an aggregate of 67,055,700 shares of Common Stock at $0.01 per share. All of the shares of Common Stock underlying the Debenture Warrants are fully vested. The Debenture Warrants contain a cashless exercise provision and are callable in the event the closing price of Common Stock averaged over a period of ten (10) consecutive trading days is equal to or greater than $0.04 per share. The exercise price of the Debenture Warrants is subject to adjustment for stock dividends, stock splits, or similar events.

Zanett Convertible Debenture

On August 21, 2012, the Company issued to Zanett Opportunity Fund, Ltd. an 8% convertible debenture in the amount of $476,125 (the “Zanett August 2012 Debenture”). The Zanett August 2012 Debenture had a three-year term maturing on August 21, 2015 and was originally convertible into 4,761,250 of Common Stock at a conversion price of $0.10 per share. Effective July 7, 2016, the Zanett August 2012 Debenture was amended to extend the maturity date to December 31, 2017 and reduce the conversion price to $0.07 per share. As a result of this amendment, the Zanett August 2012 Debenture is convertible into 6,801,786 shares of Common Stock.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2016, David R. LaVance, the Company’s President and Chief Executive Officer and Thomas S. Gifford, the Company’s Executive Vice President and Chief Financial Officer, each agreed to reduce their respective annual salary to $110,000. Prior to the reduction, Mr. LaVance’s annual salary was $235,000 and Mr. Gifford’s annual salary was $200,000. The reduced salaries will remain in effect until: (a)(i) IET reaches positive earnings before interest, taxes, depreciation and amortization, adjusted for non-cash expenses (“Adjusted EBITDA”), for one calendar quarter, and (ii) the subsequent calendar quarter Adjusted EBITDA is projected to remain positive, factoring in the increased salaries for each of Mr. LaVance and Mr. Gifford, or (b) some other corporate activity occurs whereby an adjustment is justified, as determined by the Company’s compensation committee.

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Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

4.1	Form of Zero Coupon Secured Convertible Debenture issued to eight individual investors and one institutional investor on July 14, 2016 in the aggregate principal amount of $670,577.

4.2	Form of Warrant issued to eight individual investors and one institutional investor on July 14, 2016 in connection with the issuance on July 14, 2016 of Zero Coupon Secured Debentures in the aggregate principal amount of $670,577.

4.3	Addendum dated July 7, 2016 to the 8% Convertible Debenture dated August 21, 2012 between Zanett Opportunity Fund, Ltd. and the Company.

99.1	Press Release Re: Integrated Environmental Technologies, Ltd. Secures Additional Capital

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

July 15, 2016	By:	/s/ David R. LaVance
David R. LaVance
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Zero Coupon Secured Convertible Debenture issued to eight individual investors and one institutional investor on July 14, 2016 in the aggregate principal amount of $670,577.

4.2	Form of Warrant issued to eight individual investors and one institutional investor on July 14, 2016 in connection with the issuance on July 14, 2016 of Zero Coupon Secured Debentures in the aggregate principal amount of $670,577.

4.3	Addendum dated July 7, 2016 to the 8% Convertible Debenture dated August 21, 2012 between Zanett Opportunity Fund, Ltd. and the Company.

99.1	Press Release Re: Integrated Environmental Technologies, Ltd. Secures Additional Capital

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